UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021 (December 6, 2021)

Microvast Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38826	83-2530757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

12603 Southwest Freeway, Suite 210

Stafford, Texas 77477

(Address of principal executive offices, including zip code)

281-491-9505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MVST	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The Nasdaq Stock Market LLC

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

In connection with the preparation of the financial statements for the period ended September 30, 2021 included in the Registration Statement on Form S-1 (File No. 333-258978) (as amended, the “Registration Statement”), Microvast Holdings, Inc. (the “Company”) reevaluated the application of Accounting Standards Codification (“ASC”) 480-10-S99, Distinguishing Liabilities from Equity, to the accounting classification of the Class A common stock subject to possible redemption (the “Public Shares”) issued as part of the units sold in the initial public offering by Tuscan Holdings Corp. (“Tuscan”). Tuscan had previously classified a portion of the Public Shares as permanent equity. Upon further evaluation, the Company determined that the Public Shares include certain redemption features not solely within Tuscan’s control that, under ASC 480-10-S99, require such shares to be classified as temporary equity in their entirety.

On December 6, 2021, the Company’s management and audit committee of the board of directors (the “Audit Committee”) concluded that the previously issued (i) audited balance sheet as of March 7, 2019 included in Tuscan’s Annual Report on Form 10-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 1, 2021; (ii) audited financial statements included in Tuscan’s Annual Reports on Form 10-K/A and 10-K, respectively, as of and for the periods ended December 31, 2019 and 2020; (iii) unaudited interim financial statements included in Tuscan’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019, September 30, 2019, March 31, 2020, June 30, 2020, September 30, 2020 and March 31, 2021; and (iv) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 (collectively, the “Affected Periods”) should have reported all Public Shares as temporary equity. Therefore, the financial statements for the Affected Periods, as well as the other communications with respect to the financial statements covering the Affected Periods, including management’s reports on the effectiveness of internal control over financial reporting, should no longer be relied upon.

Microvast Inc. (“Legacy Microvast”) completed its business combination with Tuscan on July 23, 2021. The transaction is accounted for as a reverse recapitalization under U.S. GAAP, under which Tuscan is treated as the “acquired” company for financial reporting purposes. Accordingly, the financial statements of the Company represent a continuation of the financial statements of Legacy Microvast, with the business combination being treated as the equivalent of Legacy Microvast issuing stock for the net assets of Tuscan, accompanied by a recapitalization. The net assets of Tuscan are stated at historical costs, with no goodwill or other intangible assets recorded, and are consolidated with Legacy Microvast’s financial statements on the closing date. Operations prior to the business combination are presented as those of Legacy Microvast. The Company reflected the effect of the reverse recapitalization in its unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021. In addition, the Company is retroactively restating Legacy Microvast’s historical financial statements for the three years ended December 31, 2020 to reflect the effect of the reverse recapitalization.

As the Public Shares classification error relates solely to Tuscan’s financial statements in periods preceding the business combination, the Company does not intend to amend or restate such financial information for the Affected Periods. The financial information presented therein should not be relied upon.

The Company’s management has concluded that, in light of the Public Shares classification error described above, a material weakness existed in Tuscan’s internal control over financial reporting and that Tuscan’s disclosure controls and procedures were not effective.

The Company’s management and the Audit Committee have discussed the matters described above with Marcum LLP, Tuscan’s independent registered public accounting firm prior to the business combination.

Item 7.01 Regulation FD Disclosure

The information set forth under 4.02 is incorporated into this Item 7.01 by reference.

On December 10, 2021, the Company issued a press release related to the matters described in Item 4.02. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2021	MICROVAST HOLDINGS, INC.

	By:	/s/ Yanzhuan Zheng
	Name:	Yanzhuan Zheng
	Title:	Chief Financial Officer

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